EXHIBIT 16

Coopers & Lybrand L.L.P.
600 Congress Avenue, Suite 1800
Austin, Texas 78701

December 23, 1996

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by SunRiver Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 23, 1996. We agree with the statements concerning our Firm in such Form 8-K.


Very truly yours,

/s/ Coopers & Lybrand L.L.P.
----------------------------
Coopers & Lybrand L.L.P.

cc:  Mr. Wayne Schroeder,
     Chief Financial Officer
     SunRiver Corporation
     9430 Research Blvd. Suite 200
     Austin, TX 78759-6543

                                        4